As filed with the Securities and Exchange Commission on March 28, 2022

Registration No. 333-254242	Registration No. 333-246336
Registration No. 333-234370	Registration No. 333-233570
Registration No. 333-228353	Registration No. 333-221089
Registration No. 333-217255	Registration No. 333-211375

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-254242)
Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-246336)
Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-234370)
Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-233570)
Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-228353)

Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-221089)

Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-217255)

Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-211375)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RESONANT INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	45-4320930 (I.R.S. Employer Identification No.)

10900 Stonelake Boulevard

Suite 100, Office 02-130

Austin, Texas 78759

(805) 308-9803

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Takaki Murata

Chief Executive Officer

Resonant Inc.

10900 Stonelake Boulevard

Suite 100, Office 02-130

Austin, Texas 78759

(805) 308-9803

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Robert B. Little, Esq.

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue Suite 2100

Dallas, Texas 75201

Telephone: (214) 698-3260

Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration all securities of Resonant Inc. that remain unsold under Registration Statement Nos. 333-254242, 333-246336, 333-234370, 333-233570, 333-228353, 333-221089, 333-217255, and 333-211375.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Resonant Inc. (the “Registrant”) hereby amends the following Registration Statements on Form S-3 (the “Prior Registration Statements”) to withdraw from registration any and all securities of the Registrant registered thereunder (the “Securities”) which have not been sold pursuant to such Prior Registration Statements:

1.	Registration Statement on Form S-3 (Registration No. 333-254242) filed on March 12, 2021, as amended by Amendment No. 1 to Registration Statement on Form S-3 filed on May 13, 2021;

2.	Registration Statement on Form S-3 (Registration No.333-246336) filed on August 14, 2020;

3.	Registration Statement on Form S-3 (Registration No.333-234370) filed on October 29, 2019;

4.	Registration Statement on Form S-3 (Registration No.333-233570) filed on August 30, 2019;

5.	Registration Statement on Form S-3 (Registration No.333-228353) filed on November 13, 2018;

6.	Registration Statement on Form S-3 (Registration No.333-221089) filed on October 24, 2017;

7.	Registration Statement on Form S-3 (Registration No.333-217255) filed on April 11, 2017; and

8.	Registration Statement on Form S-3 (Registration No.333-211375) filed on May 13, 2016.

On March 28, 2022, pursuant to the terms of the Agreement and Plan of Merger, dated as of February 14, 2022, by and among the Registrant, Murata Electronics North America, Inc., a Texas corporation (“Murata”), and PJ Cosmos Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Murata (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and as a wholly-owned subsidiary of Murata.

As a result of the Merger, the Registrant has terminated any offering of the Securities pursuant to the Prior Registration Statements. In accordance with an undertaking made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any Securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all unsold (if any) Securities under the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on March 28, 2022.

RESONANT INC.

By:	/s/Takaki Murata
Name: Takaki Murata
Title: Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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